Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of SLS International, Inc., of our report dated April 23, 2003 relating to the consolidated financial statements of the Company, as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001 appearing in such Prospectus. We also consent to the references to us under the heading "Experts" in the Prospectus.

/s/ Weaver & Martin, LLC
------------------------
Weaver & Martin, LLC
Certified Public Accountants

Kansas City, Missouri
February 6, 2004